UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2023 (November 3, 2023)

AvePoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39048	83-4461709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Washington Blvd, Suite 1400 Jersey City, NJ (Address of principal executive offices)	07310 (Zip Code)

Registrant’s telephone number, including area code: (201) 793-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVPT	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	AVPTW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 3, 2023, the Board of Directors (the "Board") of the Company deemed it advisable and in the best interests of the Company and its stockholders that the Company enter into (i) that certain Loan and Security Agreement (the "Loan Agreement"), dated as of November 3, 2023, by and between the Company and HSBC Bank USA, National Association (the "Bank"), (ii) that certain Pledge Agreement (the "Pledge Agreement"), dated as of November 3, 2023, by and between the Company and the Bank, and (iii) that certain Revolving Note (the "Revolving Note"), dated as of November 3, 2022, by and between the Company and the Bank.

 On November 3, 2023, as directed by the Board, the Company entered into the Loan Agreement with the Bank, on which date the Loan Agreement became effective.

The Loan Agreement provides for a revolving line of credit of up to $30.0 million, with an additional $20.0 million accordion feature for additional capital which the Company may draw at its request. Borrowings under the line bear interest at a rate equal to term SOFR plus 3.00% to 3.25% depending on the Consolidated Total Leverage Ratio (as defined in the Loan Agreement). The line carries an unused fee ranging from .50% to .55% depending on the Consolidated Total Leverage Ratio. The proceeds of borrowings under the Loan Agreement will be used for general corporate purposes. Currently, there is no outstanding balance under the revolving line of credit. The Company, on a consolidated basis with its subsidiaries, is required to maintain a minimum fixed charge coverage ratio as well as a leverage ratio that does not exceed a specified amount, tested by the bank each quarter. Pursuant to the Loan Agreement, the Company pledged, assigned, and granted the Bank a security interest in all shares of its subsidiaries, future proceeds, and assets as security for its obligations under the Loan Agreement. The line will mature on November 3, 2026.

To date, the Company is in compliance with all covenants under the Loan Agreement and has not borrowed under the Loan Agreement.

The descriptions of the Loan Agreement, Pledge Agreement and Revolving Note are qualified in their entirety by the full text of the forms of such agreements, copies of which are attached hereto as Exhibits and are incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date	Filed Herewith
10.1	Loan and Security Agreement, dated November 3, 20203 by and between AvePoint, Inc. and HSBC Bank USA, National Association					X
10.2	Pledge Agreement, dated November 3, 2023, by and between AvePoint, Inc. and HSBC Bank USA, National Association					X
10.3	Revolving Note, dated November 3, 2023, by and between AvePoint, Inc. and HSBC Bank USA, National Association					X
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AvePoint, Inc.

Dated: November 6, 2023
	By:	/s/ Brian Michael Brown
Brian Michael Brown
Chief Legal and Compliance Officer, and Secretary

3